SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K
 Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 23, 2002

Hawthorne Financial Corporation

(Exact name of registrant as specified in its charter)

Delaware	95-2085671
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification number)

Commission file number: 0-1100

2381 Rosecrans Avenue
El Segundo, California 90245
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:
 (310) 725-5000

Item 2. Acquisition or Disposition of Assets

     On August 23, 2002, Hawthorne Financial Corporation (“HFC”), parent company of Hawthorne Savings, F.S.B. (“Bank”), announced the completion of its merger (the “Merger”) with First Fidelity Bancorp, Inc. (“Fidelity”) and its subsidiary, First Fidelity Investment and Loan (“Thrift”) pursuant to the Amended and Restated Agreement and Plan of Reorganization, dated March 19, 2002 and amended and restated on April 24, 2002 (as of March 19, 2002) by and among HFC, Fidelity, Bank, Thrift and HF Merger Corp. (the “Agreement”).

     In accordance with the Agreement, Fidelity stockholders had the right to elect to receive, on a share-by-share basis, subject to adjustment or proration under certain circumstances:

     (i)  1.5151 shares of HFC common stock; or

     (ii)  $36.6049 in cash; or

     (iii)  a combination of cash and shares of HFC common stock.

     Upon closing of the Merger, former shareholders of Fidelity received a combination of 1,266,555 shares of HFC common stock and approximately $37.8 million in cash in exchange for their shares of Fidelity common stock.

Item 5. Other Events

     HFC issued a press release at 5:01 p.m. PST on August 23, 2002 announcing the completion of the Merger. A copy of the press release is attached as exhibit 99.1 hereto and is incorporated herein by reference in its entirety.

Item 7. Financial Statements, Pro Forma Financial Information And Exhibits

     (a)  Financial Statements of Business Acquired. The financial statements of Fidelity will be filed by amendment on or before November 6, 2002.

     (b)  Pro Forma Financial Information. Pro forma financial information will be filed by amendment on or before November 6, 2002.

     (c)  Exhibits

Exhibit No.	Description

Exhibit 99.1	Press Release dated August 23, 2002

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAWTHORNE FINANCIAL CORPORATION

By:	/s/ Simone Lagomarsino

Simone Lagomarsino President and Chief Executive Officer

Date: August 28, 2002

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated August 23, 2002